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Exhibit 16




April 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K dated April 28, 2000 of C Me Run Corp. and are in agreement with the statements contained therein.


Very truly yours,

/s/ Ariel J. Dorra

Dorra Shaw & Dugan
Certified Public Accountants